Contacts:
                                                    Press:
                                                    Jim Whitney
                                                    America Online
                                                    703-265-1746

                                                    Financial Community:
                                                    Richard Hanlon
                                                    America Online
                                                    703-265-1271


               AMERICA ONLINE, INC. FY2000 SECOND QUARTER INCOME,
                    FULLY TAXED AND EXCLUDING ONE-TIME ITEMS,
                 RISES 160% TO $224 MILLION, OR $0.09 PER SHARE

                      EBITDA Increases 108% to $453 Million

             Reported Earnings Per Share, Including One-Time Items,
                           Doubles to $0.10 Per Share

           Second Quarter Revenues Climb More Than 41% to $1.6 Billion

                    Advertising, Commerce and Other Revenues
                         Rise 79% to Record $437 Million

                 Company Adds Record 1.8 Million AOL Subscribers


DULLES, VA, January 19, 2000 -- America Online, Inc. (NYSE: AOL) today announced results for the second quarter of fiscal 2000 ended December 31, 1999 -- setting new records for consolidated revenues, advertising and commerce revenues, operating income, and quarterly membership growth.

The Company's fully taxed net income totaled $224 million, or $0.09 per diluted share, excluding one-time items, up from $86 million, or $0.04 per diluted share, on the same basis in fiscal 1999's second quarter. Operating income for the quarter, excluding one-time items, climbed more than 155% over the year-ago quarter to $319 million.

Second quarter revenues rose to $1.6 billion, or 41% over last year's second quarter, and advertising, commerce and other revenues reached $437 million, 79% over fiscal 1999's December quarter.

Reported earnings per share, including one-time items, increased to $0.10 per diluted share on $271 million of net income, up from $0.05 per share on $115 million of net income in last year's second quarter.

The AOL service set a quarterly membership growth record, adding 1.8 million new members worldwide and finishing the quarter with 20.5 million subscribers. The CompuServe 2000 service added 440,000 members during the quarter, bringing the combined CompuServe 2000 and CompuServe Classic membership to 2.5 million, up from 2.2 million last quarter. And, through its October agreement with Gateway to operate its custom ISP, America Online ended the quarter with more than 740,000 subscribers of Gateway.net. As a result, the Company finished the quarter with a total of 23.8 million subscribers in its family of brands.

Extending its standing as Europe's leading multinational Internet provider, AOL Europe services reached 3.1 million members reflecting record growth in the key UK and German markets. Media Metrix ranked the AOL services in Europe #1 in online usage during the quarter - the strongest indicator of customer loyalty and e-commerce potential. In November, AOL Latin America launched America Online Brasil, the first local service from the Company's joint venture with the Cisneros Group of Companies.

The Company's Web-based brands experienced strong growth during the quarter, with registered users more than doubling over last year to over 135 million. ICQ added 7.9 million users during the quarter for a total of 53.1 million registered users, including 17.9 million active users.

Steve Case, Chairman and Chief Executive Officer said: "This is a momentous time for America Online, as we're announcing the strongest results in our Company's history. During the quarter, we achieved record growth in revenues, advertising and commerce, operating income and subscriber growth -- attracting more than 2.1 million new AOL and CompuServe members and millions more Web users to our family of brands.

Mr. Case added: "With Time Warner, we are taking a bold step to extend our leadership as the Internet moves into its next wave of explosive growth. Our combined company will be uniquely equipped to take full advantage of the Internet's growth to create value for our shareholders, and we are committed to making the most of this opportunity."

Bob Pittman, President and Chief Operating Officer said: "Our operating performance this quarter demonstrates that we continue to build enormous value through the creation and development of powerful interactive brands that deliver unmatched benefits to consumers. While our flagship AOL service continues to set subscriber growth and advertising/commerce records in the premium mass market segment, we're also leading the value segment with CompuServe. Our Web-based services like ICQ are growing like wildfire and we are dramatically accelerating our international growth."

Mr. Pittman added: "We are also making significant progress with our AOL Anywhere strategy, with initiatives like the upcoming roll-out of AOLTV and mobile devices, and this quarter's acquisition of Tegic Communications and agreement to acquire MapQuest.com. Our planned merger with Time Warner will help both to accelerate the growth of the full range of our respective businesses and position us to create new businesses with major market opportunities."

The Company's final reported earnings of $271 million, or $0.10 per share, reflect one-time items during the quarter. These comprise a pre-tax gain of $111 million from America Online's investment in Sandpiper Networks, which was acquired by Digital Island in December, together with a $30 million marketing expense for the purchase of Gateway.net subscribers and an additional $5 million in merger expenses associated with the Company's acquisition of Tegic Communications.

For the six-month period ending December 31, 1999, fully taxed net income, excluding one-time items, was $408 million and total revenues were $3.1 billion, compared to fully taxed net income, on a comparable basis, of $136 million and total revenues of $2.1 billion in the corresponding period of fiscal 1999.

Key operating metrics from the quarter included:

** Subscription Revenues: Quarterly subscription revenues reached nearly $1.1 billion, up 36%, from $786 million during fiscal 1999's corresponding quarter.

** AOL Member Usage: AOL members averaged 57 minutes daily online during the quarter, an increase of 19%, or 9 minutes, over last year's second quarter.

** Advertising, Commerce and Other Revenues: Revenues from advertising, commerce and other revenues climbed to $437 million, an increase of 79% from $244 million during the year-ago quarter.

** Backlog: The Company brought its consolidated backlog of advertising and commerce revenue to more than $2.4 billion at the end of the quarter.

** Sales and Marketing Expenses: Consolidated sales and marketing expenses, excluding the one-time item for Gateway.net, declined to 14.3% of revenues, compared with 17.6% in fiscal 1999's second quarter.

** Operating Income: Operating income, excluding one-time items, jumped 155% to $319 million, or 19.7% of revenue, up from 10.9% a year ago.

** EBITDA: EBITDA rose to a record $453 million for the quarter, a 108% increase over a year ago, and EBITDA margins increased to 28%.

** Cash Flow from Operations: Cash flow from operations increased to $324 million, an 82% increase over fiscal 1999's corresponding quarter.

Interactive Services Group Highlights

During the quarter, the Company took a number of steps to ensure continued strong momentum in:

** AOL subscriber growth through service enhancements and innovative retail and OEM alliances, including customized ISPs supported by the AOL infrastructure, with Wal-Mart, Gateway, Circuit City and Blockbuster;

**Shop@AOL through the signing of more than 160 new agreements with leading retailers to offer their brand-name goods and services, bringing the total number of merchant partners to more than 300, and contributing to a banner holiday shopping season;

** Advertising and e-commerce through new partnerships and merchandising campaigns with companies including Monster.com, Toysrus.com and Stamps.com; and

** AOL Anywhere strategy through the key acquisition of Tegic and planned acquisition of MapQuest.com, as well as product rollouts, including e-mail over the Palm(R) Computing platform.

The Company announced several new retailing and OEM relationships, which now encompasses more than 7,800 outlets around the world. Wal-Mart, the global leader in retailing, and the Company agreed to create a new co-branded Internet service provider that will offer convenient, low-cost access to value-conscious consumers. Wal-Mart also will promote and distribute AOL 5.0 software in the nearly 2,500 Wal-Mart stores across the US.

The Company also completed agreements with: Gateway, to accelerate distribution of each company's products and services including DSL access - the AOL service now is featured and marketed on all Gateway PCs, as well as on Gateway's successful ISP, Gateway.net; Circuit City, to promote AOL's products and services in Circuit City's 570 Superstores and 45 mall-based Circuit City Express stores across the country; and Blockbuster, the world's leading renter of videos and video games, to promote AOL 5.0 in its 4,000 corporate Blockbuster locations in the US.

Underscoring the accelerating momentum behind AOL's e-commerce, AOL members spent $2.5 billion online during the 1999 holiday shopping season -- more than double last season's $1.2 billion. The average AOL buyer spent a total of $300 online in goods and services during the holiday season -- up 50% from 1998. Total online spending by AOL members rose to $10 billion in 1999.

The Company extended its advertising and e-commerce leadership through a series of agreements during the quarter. In a four-year, $100-million partnership, Monster.com became the exclusive career-search resource across a range of America Online brands. Other new partners included: a two-year agreement with Toysrus.com and an expanded alliance with Stamps.com.

The Company advanced its AOL Anywhere strategy through a number of acquisitions and partnerships during the quarter. The acquisition of Tegic, with its T9 Text Input software, will help extend AOL interactive services to mobile telephones, personal digital assistants and MP3 technology. The Company also announced its planned purchase of MapQuest.com to integrate the company's mapping and destination services into commerce and content offerings across AOL's family of brands, and in a variety of mobile devices including smart-phones and PalmPilots.

With the next-generation AOL 5.0 software and a series of key content agreements, AOL substantially enhanced its member experience. AOL 5.0 has experienced the fastest member adoption rate ever, with the next-generation software now accounting for nearly 60% of all sessions.

Improvements were also made across AOL's content channels. The Personal Finance Channel was enhanced through agreements with: Intuit, Financial Engines and TheStreet.com. The Company also upgraded its games offering with an $81-million, five-year agreement that makes Electronic Arts solely responsible for content on AOL's Games Channel.

The quarter also saw additional significant developments among other Interactive Services brands. Through the holiday season, CompuServe 2000, the nation's leading value brand, extended its rebate program for PCs at CompUSA, and for select Apple computers, including the popular iMac, at CompUSA and J&R ComputerWorld stores.

A two-year agreement with Net2Phone provides CompuServe's US members with Net2Phone Internet telephony calling-card communications services, allowing users to place calls over Net2Phone's IP network to virtually anywhere in the world at reduced rates. And today, Netscape and Citibank announced the introduction of the official Netscape Platinum MasterCard.

By the close of 1999, AOL Instant Messenger (AIM) and AOL's Buddy List service reached 70 million registrants worldwide. AOL also agreed to develop a custom version of AOL Instant Messenger for Lycos's 32 million registered users.

Interactive Properties Group Highlights

During the quarter, the Interactive Properties Group continued to enhance the market-leading services of ICQ, the world's largest online communications community, and Winamp, the world's favorite music player, which ranked #1 and #2 in CNET's annual Top 10 Downloads for 1999.

In December, ICQ exceeded the 50 million milestone of registered users and continues to add more than 90,000 each day. In addition, time spent with the product continues to grow, with the average user now keeping ICQ on the desktop for three hours and actively using it more than one hour each day. The ICQ network also supports more than 1.2 million peak simultaneous users - second in the world only to the AOL service.

During the quarter, America Online launched several new initiatives in online music -- the 1999 America Online/Roper-Starch CyberStudy's most popular activity for the majority of 18 to 24 year-olds online -- including:

** Spinner.com's new Music Download Service introduced "Playlist-To-Go" to provide convenient access to the Web's best music. Playlist-To-Go offers free downloads of songs; organizes them by genre; and updates them daily. The Music Download Service also offers a custom Music Download Player, created by Nullsoft.

** Winamp redesigned its Internet music site to make downloading and listening to quality, customized Internet music easier and more enjoyable than ever. The completely revamped site includes convenient navigation and user-friendly tools, plus a streamlined user interface.

Digital City continues to strengthen its lead as the number one local online network, signing up more than 1,300 new local advertisers in the first half of the fiscal year and delivering on the promise of locally targeted opportunities for AOL users and partners. In addition, Digital City announced that it will expand its reach to a market-leading 200 cities from the current 60.

With 70% of online consumers preferring to get local entertainment information online, AOL MovieFone has continued to offer consumers the widest access to movie showtimes and tickets, adding the fifth largest movie chain in the US--United Artists--to its roster of movie theater partners.

Netscape Enterprise Highlights

During the quarter, the Sun-Netscape Alliance announced new relationships with Bolsa Mexicana de Valores, Cisco Systems, First Union, Orange and Vanguard Group. They will leverage the Alliance's iPlanet(TM) portfolio of software and join more than 7,000 companies already using Alliance products to run their Internet businesses.

The Alliance emerged as a major vendor in the Internet bill presentment and payment market with the announcement of iPlanet(TM) BillerXpert Consolidator Edition. Combined with the Alliance's e-commerce strategy, this product is enabling banks across the country to offer a seamless electronic bill presentment and payment system so that consumers will only have to use one source to pay all of their bills via the Internet.

The Alliance also launched a number of new products to help businesses thrive in the fast-growing Net Economy and develop open digital marketplaces, including iPlanet Application Server 6.0, iPlanet Calendar Server and iPlanet TradingXpert 3.5.

In addition, the Alliance opened the current quarter with announcements of relationships with:

**Vodafone  AirTouch,   which  will  leverage  the  iPlanet  infrastructure  and
communications software for its global network of wireless carriers;

** IBM, to significantly expand the number of iPlanet Internet infrastructure and e-commerce application products that are ported to the IBM AIX UNIX platform; and

** Nortel Networks, to jointly develop a new directory-enabled solution that will allow Internet Service Providers (ISPs) and Application Service Providers
(ASPs) to develop a new generation of service bundles.

About America Online, Inc.

Founded in 1985, America Online, Inc., based in Dulles, Virginia, is the world's leader in interactive services, Web brands, Internet technologies, and e-commerce services. America Online, Inc. operates: two worldwide Internet services, America Online, with more than 20 million members, and CompuServe, with more than 2.5 million members; several leading Internet brands including ICQ, AOL Instant Messenger and Digital City, Inc.; the Netscape Netcenter and AOL.COM portals; the Netscape Navigator and Communicator browsers; AOL
MovieFone, the nation's # 1 movie listing guide and ticketing service; and Spinner Networks and NullSoft, Inc., leaders in Internet music. Through its strategic alliance with Sun Microsystems, the company develops and offers easy-to-deploy, end-to-end e-commerce and enterprise solutions for companies operating in the Net Economy.

The Company's earnings conference call can be heard live on the Internet via AOL.COM at 5:00 p.m. EST on Wednesday, January 19. To listen to the call, visit http://www.corp.aol.com/investors.html or AOL Keyword: AOL Earnings.

This release contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations or beliefs and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The forward-looking statements in this release address the following subjects: future financial and operating results; the proposed AOL/Time Warner merger; subscriber, usage and commerce growth; new markets, products, services, features and content; timing and benefits of acquisitions and other alliances; and availability, benefits, and timing of deployment, of new access and distribution technologies.

The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: inability to obtain, or meet conditions imposed for, governmental approvals for the merger; failure of the AOL or Time Warner stockholders to approve the merger; the risk that the AOL and Time Warner businesses will not be integrated successfully; costs related to the merger; inability to further identify, develop and achieve commercial success for new products and services and access and distribution technologies; increased competition and its effects on pricing, spending, third-party relationships, the subscriber base and revenues; inability to establish and maintain relationships with commerce, advertising, marketing, technology and content providers; risk of accepting warrants in certain agreements; risks of new and changing regulation in the U.S. and internationally.

For a detailed discussion of these and other cautionary statements, please refer to the Company's filings with the Securities and Exchange Commission, especially in the "Forward-Looking Statements" section of the Management's Discussion and Analysis section of the Company's Form 10-K for the fiscal year ended June 30, 1999 and the Risk Factors section of the Company's S-3 filing that became effective in November 1999.